                                                                   Exhibit 10.38


                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 3rd day of July, 1996 (the "Effective Date"), by and between CHARLES M. PILUSO ("Piluso") having an address at EAB Plaza, West Tower, Eighth Floor, Uniondale, New York 11556, RSL COMMUNICATIONS LIMITED, a United Kingdom corporation (the "Investor") , with offices at 767 Fifth Avenue, Suite 4300, New York, New York 10153 and INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD., a Delaware corporation (the "Company") with offices at EAB Plaza, West Tower, Eighth Floor, Uniondale, New York 11556.

                              W I T N E S S E T H:

          WHEREAS, Piluso owns 132,223 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company; and

          WHEREAS, Piluso desires to sell and the Investor desires to purchase up to 106,985 shares of the Common Stock owned by Piluso (the "Shares") at a Purchase Price as set forth in Section 1.1 of this Agreement.

          NOW, THEREPORE, in consideration for the agreements contained herein, intending to be legally bound, Piluso, the Company and the Investor hereby agree as follows:

                                    ARTICLE I
                        Purchase and Sale of Comon Stock

          Section 1.1 Sale of Shares and Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Investor agrees to purchase from Piluso at the Initial Closing Date and the Second Closing Date (as defined below, each of which is herein referred to as a "Closing" and which together are referred to as the "Closings"), and Piluso agrees to sell to the Investor at the Closings the Shares at an aggregate price to the Investor of Ten Million Dollars ($10,000,000) in cash, payable $2.5 million at the Initial Closing Date, and $7.5 million by issuance by Investor of its 6% secured promissory note or notes in the form set forth as Exhibit A hereto (the "RSL Note") providing for three principal payments aggregating $2.5 million on each of the first, second and third anniversary dates of the Initial Closing Date (the "Purchase Price"), provided, that the full Purchase Price may not be paid, as more fully set forth in Section 1.2, below. In addition, (i) Investor, the Company, Piluso, Victoria Piluso, Jacqueline Piluso (Victoria Piluso and Jacqueline Piluso hereinafter referred to together as the "Piluso Daughters") and Richard P. Rebetti, Jr. ("Rebetti") shall also, at the Initial Closing Date, enter into a New Shareholders Agreement providing certain exchange rights for

Piluso's and the Piluso Daughters' remaining Common Stock of the Company and terminating all prior Company shareholders agreements as they relate to Piluso, the Piluso Daughters, Investor and Rebetti, in the form as set forth in Exhibit B hereto, and (ii) the Company and Piluso shall have executed, at the Initial Closing Date, an amendment to the Piluso Employment Agreement (as defined below) in the form of Exhibit C attached hereto. The New Shareholders Agreement and the Amendment to the Piluso Employment Agreement are herein referred to as the "Other Agreements."

          Section 1.2 Right of First Refusal Shares. Piluso's obligation to sell the Shares to Investor is subject to the right of first refusal of Incom (UK) Ltd. ("Incom") to purchase 2,235 of such Shares (the "Right of First Refusal Shares") pursuant to a Shareholders Agreement dated September 1, 1994, as amended, between Investor, the Company, Incom, Piluso and Rebetti (the "Company Stockholders Agreement"). The Closings, therefore, shall consist of (A) an Initial Closing Date on the third business day following notice to the Company and Investor of approval by the Federal Communications Commission ("FCC") of a Transfer of Control Application or at such other time and place or date as Piluso, the Company and the Investor shall agree upon, at which Initial Closing Date 104,750 Shares shall be sold to Investor by Piluso for $2,447,773.05 in cash and an RSL Note for $7,343,319.16, and (B) provided that Incom declines to exercise its rights of first refusal under the Company Stockholders Agreement, a Second Closing Date which shall occur on the second business day following the date on which Incom's rights of first refusal expire under Section I.D. (in the case of no exercise) and Section IV.A (in the case of an exercise but no payment) of the Company Stockholders Agreement, at which Second Closing Date 2,235 Shares shall be sold to Investor by Piluso for $52,226.95 in cash and an RSL Note for $l56,680.84. All cash payments shall be made by certified or bank check payable to the order of Piluso or by wire transfer to an account previously designated in writing by Piluso at least two days prior to the applicable Closing. If Incom exercises its rights of first refusal under the Company Stockholders Agreement and fully performs its payment obligations in connection therewith, the Second Closing Date shall not occur, Piluso shall not be required to deliver to Investor the Right of First Refusal Shares, and Investor shall not be required to deliver the Purchase Price therefor as set out in (B), above.

                                   ARTICLE II
                                Closing; Delivery

          Section 2.1 The Closings. The Closings shall take place at 10:00 a.m. at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022.

          Section 2.2 Deliveries. At each of the Closings, Piluso shall deliver to the investor a certificate or certificates representing the Shares being purchased by the Investor at such Closing, free and clear of all liens, charges and encumbrances, registered in Investor's name or duly endorsed or accompanied by executed stock powers, in exchange for delivery to Piluso by the Investor of the Purchase Price payable at such Closing as provided in Section 1.2, above, and the documents referred to in Articles VI and VII shall be delivered by the appropriate parties.

                                   ARTICLE III
               Representations, Warranties and Covenants of Piluso

          Except as set forth in the Schedules attached hereto, which describe the nature of the exception in reasonable detail and which specifically refer to the Section of this Agreement to which such exception applies (the "Schedules"), and except as to those matters as to which Investor has actual knowledge, Piluso hereby represents, warrants and/or covenants to the Investor as follows:

          Section 3.1 Governmental and Other Consents. To the best of their knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other third party is required on the part of the Company or Piluso in connection with the Company's and Piluso's valid execution, delivery and performance of this Agreement or the Other Agreements, or the assignment of the Shares by Piluso to the Investor; provided, however, that prior approval by the FCC will be required prior to the sale of the Shares. The Company and Piluso hereby agree to promptly file with the FCC and all relevant state Public Service Commissions ("PSC") and will diligently pursue, support to completion and not oppose, a Transfer of Control Application, any special temporary authorization deemed appropriate by Investor's counsel to that effect as well as corresponding applications and authorization from all relevant PSC's.

          Section 3.2 Litigation; Compliance with Law. Except as provided on
Schedule 3.2 attached hereto, to the best of their knowledge there are no actions, suits, proceedings or investigations pending (a) against the Company or any of its subsidiaries (other than against Cyberlink, Inc.) (excluding Cyberlink, Inc., the "Entities") or against the assets, properties or business of any of the Entities which could have a material adverse effect on the business, properties, assets. or financial condition of any such Entity, including, without limitation, any action, suit, proceeding or investigation pending or, to the knowledge of the Company or Piluso, threatened, in which it is sought to restrain, prohibit, invalidate or put aside, in whole or in part, the transactions contemplated hereby, (b) which questions the validity of this Agreement or of any action taken or to be taken by any of the Entities pursuant to or in connection with the provisions of this Agreement and the transactions contemplated hereby or (c) which would otherwise prevent or materially hinder the consummation or performance of this Agreement. To the best of their knowledge, none of the Entities is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would reasonably be expected to have a material adverse effect on the respective Entities' business, assets, properties or financial condition. To the best of their knowledge, there is no action, suit, proceeding or investigation by any of the Entities currently pending or, to the knowledge of the Company or Piluso, threatened, or that such Entity currently intends to initiate, which, if determined adversely to such Entity, could reasonably be expected to have a material adverse effect on the business, assets, properties or financial condition of any such Entity. "Pending" for this purpose shall mean an action, suit, proceeding or investigation as to which Piluso or the Entity shall have knowledge or received notice, whether in proper form or not. To the best of their knowledge, except as set forth on Schedule 3.2, none of the Entities is in material violation of any applicable statute, law or regulation relating to its or their business operations the result of which violation would have a material adverse effect upon the Company, and no material expenditures will be required in order to comply with any such existing statute, law or regulation.

          Section 3.3 Transactions with Affiliates. Except for regular salary payments, bonuses and fringe benefits under an individual's compensation package with the Company or International Telecommunications Corporation, and except as set forth on Schedule 3.3 hereof, none of the officers, employees, directors or other affiliates of the Entities, or members of their families, has to the best of the knowledge of Piluso, received payments, whether in cash or in kind, from the Company, or is a party to any material agreements, understandings, indebtedness or proposed transactions with the Entities. Neither the Company nor the Subsidiary has guaranteed or assumed any material obligations of the Company's officers, directors or employees.

          Section 3.4 Voting. Piluso covenants that, as Custodian for his daughters, Victoria and Jacqueline, he will vote their shares of stock of the Company, and vote them in accordance with any agreements he has made relating to voting of shares of the Company.

                                   ARTICLE IV
                    Representations and Warranties of Piluso

          Piluso hereby represents and warrants to Investor as follows:

          Section 4.1 Authority. Piluso has adequate power and authority to enter into and to perform his obligations under this Agreement and the Other Agreements and to consummate the transaction contemplated hereby and thereby.

          Section 4.2 Binding Obligation. This Agreement and the Other Agreements constitute the valid, binding and enforceable obligations of Piluso, except to the extent that such enforcement may be limited by bankruptcy, insolvency and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except to the extent that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          Section 4.3 No Conflicts. To the best of Piluso's knowledge, the entry into and performance by Piluso of this Agreement and the Other Agreements will not: (i) violate any judgment, order, law or regulation applicable to Piluso; or
(ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest, pledge, or other encumbrance on the Shares pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Piluso is a party or to which his assets are bound.

          Section 4.4 Consents. Except for Rebetti's waiver (see Section 6.4 below) all consents and/or waivers to the transaction contemplated herein as required by the Company Stockholders Agreement have been obtained except for Incom's waiver of its rights of first refusal, for which the Right of First Refusal Shares have been reserved in the event that Incom elects to purchase its proportionate share of the Shares.

          Section 4.5 Ownership of Shares. The Shares are owned of record and beneficially by Piluso, free and clear of any liens, charges, encumbrances, pledges, claims, security interests or other rights of third parties. Piluso has good and marketable title to the Shares and has the absolute right, power and capacity to sell, assign and transfer the Shares to Investor free and clear of any liens, encumbrances, security interests or other restrictions (other than restrictions imposed generally by state and federal securities laws with respect to unregistered securities).

                                    ARTICLE V
                 Representations and Warranties of the Investor

          The Investor hereby represents and warrants to the company that:

          Section 5.1 Investment Intent. The Shares are being acquired by the Investor solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of such Shares. The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended "the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor's investment intent and accuracy of the Investor's representations, as expressed herein.

          Section 5.2 Restricted Securities. The Investor understands that the Shares it is purchasing are "restricted securities" under the federal securities laws inasmuch as they are being acquired from an affiliate of the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that there is no public market for the Shares and that there may never be a public market for such securities, and that even if a market develops for such securities the Investor may never be able to sell or dispose of the Shares and may thus have to bear the risk of its investment in such stock for a substantial period of time, or forever.

          Section 5.3 Authorization. All corporate action on the part of the Investor and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Investor of this Agreement, the RSL Note(s) and the Other Agreements, the purchase of the Shares and the performance of all of the Investor's obligations hereunder has been taken or will be taken prior to the Closings.

          Section 5.4 Organization and Standing. The Investor is a corporation which is duly organized, validly existing and in good standing under the laws of the United Kingdom. The Investor has all requisite legal and corporate power to execute and deliver this Agreement, the RSL Note(s) and the Other Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement, the RSL Note(s) and the Other Agreements.

          Section 5.5 Legend. It is understood that the certificates evidencing the Shares shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to International Telecommunications Group, Ltd. that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          Section 5.6 Line of Credit. Investor, through its parent, RSL Communications Inc. (the "Parent"), has in place a line of credit with a commercial bank for U.S.$40,OOO,COO.

          Section 5.7 Senior Notes. Investor is currently negotiating the terms of issuance of U.S.$200,000,000 principal amount of senior notes and will use reasonable efforts to consummate such a transaction. Investor currently intends to utilize the proceeds of the issuance of such notes to pay down its line of credit and generally for purposes relating to the furtherance of its global telecommunications network. If (i) any of the principal shareholders of Investor engage in a business involving the creation of a global telecommunications network, which business would not benefit the current shareholders of Investor and (ii) Investor's President, Itzhak Fisher ("Fisher"), participates in such business, then the Investor will assure that Piluso is provided the opportunity to participate in such business with Fisher in the same proportion as Fisher and Piluso own equity securities of Investor, and on the same terms.

                                   ARTICLE VI
                 Conditions to Investor Obligations at Closings

          The obligations of the Investor to purchase and pay for the Shares which it has agreed to purchase at each Closing and the other obligations of the Investor under this Agreement are subject to the fulfillment at or prior to the relevant Closing of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

          Section 6.1 Representations and Warranties. On the date of each Closing, the representations and warranties of Piluso contained in this Agreement shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at and as of the time of each such Closing, except to the extent that any changes therein are specifically contemplated by this Agreement. Piluso shall deliver to the Investor at each Closing, a certificate to such effect.

          Section 6.2 New Shareholders Agreement. The New Shareholders Agreement as set forth in Exhibit B attached hereto shall have been entered into at the Initial Closing Date.

          Section 6.3 Amendment to Employment Agreement. There has been executed, effective as of the Initial Closing Date, an amendment to the Amended and Restated Employment Agreement dated March 10, 1995, as amended by the First Amendment to Employment Agreement dated as of September 22, 1995, between the Company and Piluso (the "Piluso Employment Agreement") as set forth on Exhibit C attached hereto.

          Section 6.4 First Refusal Rights. Rebetti shall have waived his first refusal rights under the Company Stockholders Agreement. Investor shall have been furnished evidence of the waiver by Incom of its first refusal rights or such rights shall have expired as described in Section 1.2, above, prior to any Second Closing Date.

          Section 6.5 FCC Approval. The FCC shall have approved the Transfer of Control Application.

          Section 6.6 Company Stockholders Meeting. There shall have been a stockholders meeting of the Company or the execution of a written consent in lieu thereof at which meeting or by such written consent the holders of the requisite number of shares in the Company shall have approved the waiver by the Company of its first refusal rights in connection with the sale of the Shares to Investor and shall have set an appropriate price (substantially equal to the Purchase Price per Share) for Incom's first refusal rights under the Company Stockholders Agreement.

          Section 6.7 Performance. The Company and Piluso shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing. The Company and Piluso shall deliver to the Investor at the Closing certificates to such effect.

                                   ARTICLE VII
                  Conditions of Piluso's Obligations at Closing

          The obligations of Piluso under this Agreement are subject to the fulfillment at or prior to the relevant Closing of the following conditions, any of which may be waived in writing in whole or in part by Piluso:

          Section 7.1 Representations and Warranties. On the date of each Closing, the representations and warranties of the Investor contained in Article V shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at and as of the time of such Closing, except to the extent that any changes therein are specifically contemplated by this Agreement. The Investor shall deliver to Piluso at each Closing a certificate of its President or Vice President to such effect.

          Section 7.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied in all material respects with by such Investor on or before such Closing, including payment to Piluso of the applicable portion of the Purchase Price set forth in Section 1.2 of this Agreement. The Investor shall deliver to Piluso at each Closing a certificate of its President or Vice President to such effect.

          Section 7.3 New Shareholders Agreement. The New Shareholders Agreement as set forth in Exhibit B attached hereto shall have been entered into at the Initial Closing Date.

          Section 7.4 Amendment to Employment Agreement. There has been executed, effective as of the Initial Closing Date, an amendment to the Piluso Employment Agreement as set forth on Exhibit C attached hereto.

          Section 7.5 Agreements with Rebetti. Investor shall have made available to Rebetti for signing, effective as of the Initial Closing Date, (i) an agreement between Rebetti and the Investor similar in form and substance to this Agreement (without any representations and warranties concerning the Company) providing for the purchase of up to 11,510 shares of the Company's common stock ("Rebetti Shares") at a purchase price of $96 per share, 25% of such purchase price to be payable at the closing, and the remaining 75% of such purchase price to be payable in three annual payments of 25% of the purchase price each, payable on the first, second and third anniversaries of the closing, with interest at a rate of 6% annually, pursuant to a secured promissory note or notes and further secured by a Stock Pledge and Security Agreement pledging the Rebetti Shares, and in each case subject to the right of first refusal of Incom granted pursuant to the Company Stockholders Agreement and (ii) a registration rights agreement between Rebetti and the Investor, in connection with shares of the Investor obtained pursuant to the New Shareholders Agreement, mutually acceptable to the parties' counsel, providing for Form S-3 piggy-back registration rights beginning twelve months after Investor's initial public offering.

          Section 7.6 Agreement with the Piluso Daughters. Investor shall have made available to Piluso, for signing as custodian for the Piluso Daughters, effective as of the Initial Closing, a registration rights agreement between the Piluso Daughters and the Investor, mutually acceptable to the parties' counsel, in connection with shares of the Investor obtained pursuant to the New Shareholders Agreement, providing for Form S-3 piggy-back registration rights beginning twelve months after the Investor's initial public offering.

                                  ARTICLE VIII
                       Closing and Post-Closing Covenants

          Section 8.1 Indemnification.

          (a) Indemnification Obligation of Piluso. Piluso agrees to indemnify and hold harmless Investor, its directors, officers and employees from and against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and all costs and expenses of enforcing such right of indemnification against Piluso) and penalties, if any, arising out of or based on or with respect to the breach of any representation or warranty made by Piluso herein.

          (b) Indemnification Obligation of Investor. Investor agrees to indemnify and hold harmless Piluso from and against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and all costs and expenses of enforcing such right of indemnification against Investor) and penalties, if any, arising out of or based on or with respect to the breach of any representation or warranty made by Investor herein.

          (c) Survival of Indemnity Obligations. The indemnities contained in this Section 8.1 shall survive until December 31, 1996.

          Section 8.2 Amendment to Certificate of Incorporation of the Company. The Investor agrees to cause the Company to amend its Certificate of Incorporation to update the reference to

Piluso's Employment Agreement in paragraph 8 of Article Four thereof so that such reference shall include amendments to the Employment Agreement as of even date herewith.

                                   ARTICLE IX
                                  Miscellaneous

          Section 9.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the Company, Piluso and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until December 3l, 1996.

          Section 9.2 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement may not be assigned by any party hereto without the consent of the other party hereto. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          Section 9.3 Governing Law. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state. All parties hereto hereby consent to the nonexclusive jurisdiction of all courts in said State.

          Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          Section 9.6 Notices. (i) Any notice required or permitted to be given under the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, deemed duly given if mailed by registered mail, postage prepaid, addressed as follows:

                    (a) Any notice to the Investor shall be addressed to such party at its address hereinabove set forth,

                         with a copy to:

                         Rosenman & Colin LLP
                         575 Madison Avenue
                         New York, New York  10022,

                         Attention: Robert L. Kohl, Esq.

                    (b) Any Notice to the Company shall be addressed to such party at its address hereinabove set forth,

                         with a copy to:

                         Fletcher, Heald & Hildreth, P.L.C.
                         1300 North 17th Street
                         Rosslyn, Virginia  22209

                         Attention: Eric Fishman, Esq.

               (ii) By giving the other party at least ten (10) days' prior written notice, any party may, by notice given as above provided, designate a different address or addresses for notices.

          Section 9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

          Section 9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

          Section 9.9 Entire Agreement. This Agreement, the Exhibits hereto, the Other Agreements and the other documents required to be delivered pursuant hereto, constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof is superseded by this Agreement.

          Section 9.10 Expenses. The Company shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Piluso, Rebetti and the Investor in connection with entering into this Agreement.

          Section 9.11 Arbitration. Any dispute between the parties with respect to this Agreement or any of the terms included herein and including the validity, interpretation, breach, and remedies for breach, and the enforcement of this Agreement, shall be resolved by an arbitrator in accordance with the following provisions. The arbitration shall be before a single arbitrator (the "Arbitrator") appointed upon the mutual agreement of the parties; provided, however, that in the event the parties cannot reach such agreement, each of the parties shall appoint an arbitrator and such arbitrators shall select the Arbitrator. The Arbitrator will be bound by the substantive law of the State of New York but will not be bound by the laws of evidence and procedure customary in courts of law. The arbitration shall take place in New York. The execution of this Agreement shall constitute an execution of an arbitration agreement as well.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.


                           By /s/ Charles M. Piluso
                              -----------------------------------------
                              Name: Charles M. Piluso
                              Title: President

                           RSL COMMUNICATIONS LIMITED


                           By: /s/ Itzhak Fisher
                              -----------------------------------------
                              Name: Itzhak Fisher
                              Title: President


                               /s/ Charles M. Piluso
                              -----------------------------------------
                                   Charles M. Piluso

                              /s/ Charles M. Piluso
                              -----------------------------------------
                              Charles M. Piluso as custodian for
                                   Victoria Piluso

                              /s/ Charles M. Piluso
                              -----------------------------------------
                              Charles M. Piluso as custodian for
                                   Jacqueline Piluso

                                  SCHEDULE 3.2

                                   LITIGATION

1.   IDB/World Com

2.   LDDS (Cyberlink)

3.   Newbridge Networks (Cyberlink)

4.   DCC: counterclaim

                                  SCHEDULE 3.3

                          TRANSACTIONS WITH AFFILIATES

         None except as reflected in the entities financial statements.

                                                                            COPY
                                                                       EXHIBIT A

                             SECURED PROMISSORY NOTE

$7,500,000.00                                                 September 9, 1996

     FOR VALUE RECEIVED, the undersigned RSL COMMUNICATIONS PLC, a United Kingdom corporation (the "Payor") , promises to pay to the order of CHARLES M. PILUSO (the "Payee") the principal sum of Seven Million, Five Hundred Thousand U.S. DOLLARS ($7,500,000.00) together with interest thereon at the rate set forth below in Section 2, at the offices of International Telecommunications Group, Ltd., EAB Plaza West Tower, 8th Floor, Uniondale, New York 11556, or at such other place as the Payee may from time to time designate.

     The following terms shall apply to this Note:

     1. Payments. The principal amount on this promissory note (the "Note") shall be payable in 3 annual installments of $2,500,000 each, payable on September 9, 1997, September 9, 1998 and September 9, 1999 (collectively, the "Installment Dates").

     2. Interest. The Payor shall pay interest from the date of this Note, quarterly in arrears, at the rate equal to the higher of 6% per annum or the lowest applicable Federal rate on the date of this Note, on the unpaid principal balance hereof which shall be due and payable on the first day of each of January, April, July and October, (each a "Quarterly Payment Date"), commencing on the first Quarterly Payment Date following the date of this Note.

     3. Payment not on a Business day. If any payment of principal of or interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the United States of America, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

     4. Prepayment. The Payor may at any time prepay this Note, in whole or in part, without premium or penalty. All amounts paid by the Payor shall first be applied to principal due hereunder and then to accrued interest.

     5. Security Interest. In order to secure the full and punctual payment of all obligations of the Payor under this Note, the Payor hereby grants to the Payee a security interest in all rights and interests of the Payor in 80,238.75 shares (the "Shares") of the common stock, par value $0.01 per share, of International Telecommunications Group, Ltd. owned by the Payor, provided, that at each Installment Date at which principal and interest is timely paid to the Payee pursuant to the terms of this Note, one-third of the Shares shall be released from the pledge hereunder and shall then be released from any restrictions on transfer contained herein, all pursuant to the terms of a stock pledge and security agreement (the "Security Agreement"), dated September 9, 1996, by and between the Payor and the Payee, in the form attached hereto as Exhibit A. The Payor represents and warrants to the Payee that the fair market value of such Shares is currently at least equal to the principal amount of the aggregate of the loan hereto and that all such Shares are owned by the Payor free and clear of any existing liens, charges or encumbrances. The Payor shall, in such manner and form as the Payee may at any time and from time to time reasonably require, execute, deliver, file and record all security agreements, pledge agreements, security assignments, or other documents or instruments and take all other actions that may be necessary or desirable, or that Payee may request, in order to create, preserve or perfect the foregoing security interest.

     6. Restrictions on Transfer of Shares. So long as this Note is outstanding, the Payor shall not assign, transfer or grant any security interest in any of the Shares which continue to be subject to the lien created in the Security Agreement without the prior written consent of the Payee.

     7. Costs and Expenses. The Payor shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Payee in collecting or enforcing this Note.

     8. Defaults. (a) The occurrence of any of the following shall constitute an "Event of Default":

          (i) the Payor shall fail to pay when due within five days of the Installment Date or Quarterly Payment Date, as applicable, any amounts required to be paid hereunder;

          (ii) a case or proceeding shall have been commenced against the Payor in a court having competent jurisdiction seeking a decree or order in respect of the Payor (A) under any applicable bankruptcy or other similar law, which is not dismissed within 60 days with respect to an involuntary case, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Payor or of any of its properties, or (C) ordering the winding-up or liquidation of the affairs of the Payor;

          (iii) the Payor shall (A) file a petition seeking relief under any applicable bankruptcy or other similar law, (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Payor or of any of its properties, (C) fail generally to pay its debts as such debts become due, or (D) take any corporate or other action in furtherance of any such action; or

          (iv) the Payor shall default on its obligations under the Security Agreement, the Stock Purchase Agreement among Payor, Payee and International Telecommunications Group, Ltd., dated July 3, 1996, or any guaranty thereof.

         (b) The Payor shall notify the Payee of the occurrence of any Event of Default promptly after the Payor obtains knowledge thereof.

         (c) Upon the occurrence of any Event of Default, all amounts payable hereunder, including all accrued interest, shall automatically and immediately become due and payable.

         (d) Without limiting any other right of the Payor, in the event that the Payee defaults on its obligations under any instrument pursuant to which the Payee owes monies to the Payor (or the Payor's affiliates) in any capacity (hereinafter a "Default Instrument"), the Payor, at its election, may setoff, against any and all such monies owed to the Payor (or its affiliates) by the Payee pursuant to a Default Instrument any and all principal and/or interest due and payable under this Note.

         9. Late Payment Charge. In the event that the Payor fails to make any payment of principal and/or interest under this Note within 5 days after it becomes due and payable hereunder, then the Payor shall promptly pay to the Payee, in addition to other amounts owing hereunder, a late payment charge of 5% of that portion of the principal and/or interest which was due and payable hereunder and has not been paid in such 5-day period.

          10. Modification. No modification, alteration or change of any of the provisions hereof shall be effective unless in writing and signed by the Payor and the Payee and only to the extent set forth therein.

          11. Waivers. (a) The Payor and all endorsers, sureties and guarantors of this Note hereby jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note.

               (b) No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Payee.

          12. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Payee and its successors and assigns and shall be binding and enforceable against the Payor and its successors and assigns. In the event that the Payor assigns its obligations hereunder, the Payor shall immediately notify the Payee of such assignment, and shall remain liable for the fulfillment of its obligations hereunder.

          13. Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Note would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

          14. Governing Law: Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Any action or proceedings to enforce or arising out of this Note may be commenced in any court of the State of New York or in the United States District Court for the Southern District of New York. The Payor agrees that venue will be proper in such courts in any such matters, and agrees that New York is the most convenient forum for litigation in any suit, action or legal proceeding. The Payor agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          15. Governing Law; Consent to Jurisdiction; Venue Waiver; Waiver of Jury Trial. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state. The Payor hereby consents to the nonexclusive jurisdiction of all courts in said State and hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

          16. Confessed Judgment. Upon the occurrence of an Event of Default hereunder, the Payor hereby authorizes any attorney designated by the Payee or any clerk of any court of record to appear for the Payor in any court of record and confess judgment against the Payor, without prior hearing, in favor of the Payee for, and in an amount equal to, the full amount then due and payable by the Payor hereunder, all other amounts then due and payable by the Payor to the Payee under the provisions of this Note, costs of suit and attorneys' fees of 15% of the amount of such obligations. In connection therewith, the Payor hereby releases, to the extent permitted by applicable laws, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Payor may otherwise be entitled under the applicable laws now in force and which may hereafter be enacted, including, without limitation, those of the United States of America. The authority and power to appear for and enter judgment against the Payor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Payee shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

          17. Guaranty. RSL Communications, Ltd., a Bermuda corporation, successor in interest to RSL Communications Inc., a British Virgin Islands corporation, irrevocably and unconditionally guarantees the timely and complete fulfillment of the Payor's obligations hereunder.

          IN WITNESS WHEREOF, the Payor has executed this Note on the date first above written.

                                    RSL COMMUNICATIONS PLC


                                    By:_____________________________
                                         Name:
                                         Title:


                                    RSL COMMUNICATIONS, LTD.


                                    By:______________________________
                                        Name:
                                         Title:

                                                                       EXHIBIT A

                       STOCK PLEDGE AND SECURITY AGREEMENT

          STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of September 9, 1996, by and between RSL COMMUNICATIONS PLC, a United Kingdom corporation (the "Debtor") with offices at 767 Fifth Avenue, Suite 4300, New York, New York 10153, CHARLES M. PILUSO the ("Secured Party") having an address at 169 EAB Plaza, West Tower, Eighth Floor, Uniondale, New York 11556-0169, and FLETCHER, HEALD & HILDRETH, P.L.C. ("Security Agent") with offices at 1300 North 17th Street, 11th Floor, Rosslyn, Virginia 22209.

                              W I T N E S S E T H:

          WHEREAS, the Secured Party and the Debtor have entered into a stock purchase agreement (the "Purchase Agreement"), dated July 3, 1996, pursuant to which the Secured Party agreed to sell to the Debtor and the Debtor agreed to purchase from the Secured Party up to 106,985 shares of the common stock of International Telecommunications Group, Ltd. ("ITG") owned by the Secured Party;

          WHEREAS, as provided in the Purchase Agreement, the Debtor will issue a Secured Promissory Note (the "Note") in the amount of $7,500,000 to the Secured Party;

          WHEREAS, the Debtor has agreed to execute this instrument as security for its performance and payment under the Note.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "Event of Default" shall mean the occurrence or existence of any Event of Default under the Note.

          "Obligations" shall mean all now existing and hereafter arising indebtedness, obligations and/or liabilities of the Debtor to the Secured Party under the Note, including all principal amount thereof and interest thereon, this Agreement or the Purchase Agreement.

          "Shares" shall mean 80,238.75 shares of the common stock of International Telecommunications Group, Ltd., par value $0.01 per share constituting the portion of shares deemed to be purchased by Debtor from Secured Party by Notes pursuant to the Purchase Agreement, together with all certificates, options, rights, dividends, cash or other distributions issued as an addition to, in substitution or exchange for, or on account of, any such Shares and any and all documents and agreements pertaining thereto, and all proceeds of any of the foregoing.

                                    ARTICLE 2
                               SECURITY AND PLEDGE

          2.1 As security for the prompt and full satisfaction of all terms, conditions, covenants, recitals, stipulations and agreements contained in the Obligations, Debtor hereby pledges and assigns the Shares to Secured Party and grants Secured Party a security interest therein. Upon an Event of Default, Secured Party is entitled to the use and possession of the Shares to the full extent necessary to protect its lien hereunder.

          2.2 Debtor shall deliver, upon the execution of this Agreement, certificate(s) representing 80,238.75 Shares, endorsed in blank or with appropriate stock powers duly executed in blank, to be held by Fletcher, Heald & Hildreth, P.L.C., 1300 North 17th Street, 11th Floor, Rosslyn, VA 22209,
Attention: Eric Fishman, Esq., as Security Agent, subject to the terms hereof.

          2.3 Simultaneously with the delivery of the Shares pursuant to this Agreement, Debtor shall record the pledge of the Shares to Secured Party on ITG's corporate records and provide Secured Party with evidence of the same.

          2.4 Upon any Event of Default, Secured Party shall receive in connection with any of the Shares, any:

               (a) stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, or sale of assets, combination of shares or stock splits;

               (b) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Shares, or otherwise; and

               (c) dividend or distribution payable in property (i.e., other than cash), including securities issued by any party other than ITG and received by the Debtor prior to an Event of

Default; then, and in such event, the Debtor shall accept the same as the Secured Party's agent, in trust for the Secured Party, and shall deliver them forthwith to the Security Agent in the exact form received with, as applicable, its endorsements when necessary, or appropriate stock powers duly executed in blank, to be held by the Security Agent, subject to the terms hereof, as part of the Shares.

          2.5 Unless an Event of Default shall have occurred, the Debtor shall be entitled to vote the Shares.

          2.6 Any and all cash dividends and other distributions by ITG to the Debtor on the Shares shall be delivered to the Secured Party as additional security hereunder, or applied toward the satisfaction of the Obligations, at the Secured Party's sole option.

          2.7 At each Installment Date (as defined in the Note) at which principal and interest is timely paid to the Secured Party pursuant to the terms of the Note and as to which Debtor has notified the Security Agent and the Secured Party, one-third of the Shares shall be released from the pledge hereunder and shall then be released from any restrictions on transfer contained in the Note and shall be promptly delivered to Debtor by the Security Agent.

                                    ARTICLE 3
                           PROXY AND EVENTS OF DEFAULT

          3.1 Proxy. The Debtor shall, concurrently with the execution hereof (and upon its subsequent acquisition of any additional Shares), execute and deliver to Secured Party a proxy in the form of Exhibit A hereto designating the Secured Party as its proxy and attorney-in-fact with full authority to vote all of the Shares of the Debtor at any annual or special meeting of the Stockholders of ITG in accordance with the terms of said Proxy upon occurrence of an Event of Default.

          3.2 The term "Event of Default", as used in this Agreement, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

               (a) An Event of Default shall occur and be continuing under the Note or this Agreement; or

               (b) Nonperformance by the Debtor of any of the terms or conditions of the Purchase Agreement, Note or this Agreement.

                                    ARTICLE 4
                               RIGHTS AND REMEDIES

          4.1 Acceleration of Obligations. Upon the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of the Secured Party and without notice, demand or legal process, become immediately due and payable.

          4.2 Rights Under Uniform Commercial Code. In addition to all of its other rights and remedies under this Agreement, the Note and any other agreement with the Debtor, the Secured Party shall have all of the rights and remedies of a secured party under the U.C.C. of the State of New York and of any state in which Shares are located from time to time and shall comply with all procedures thereunder for disposition and sale of the Shares.

          4.3 Disposition of Shares. (a) Upon the occurrence of an Event of Default, the Secured Party shall have the right to require the Security Agent to sell or otherwise dispose of all or any of the Shares. Such sales may be adjourned and continued from time to time, with or without notice. The Security Agent shall have the right to conduct such sales. To enable the Security Agent to effect any such sale, assignment and/or transfer and to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, the Debtor hereby makes, constitutes and appoints the Security Agent as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments which the Security Agent may deem necessary or proper to effectuate the authority hereby conferred by signing the Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by the Security Agent to be necessary or proper in connection with any sale, assignment or transfer of all or any part of the Shares. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.

               (b) The Secured Party may purchase all or any part of the Shares at public sale or, if permitted by law, private sale, subject to appropriate U.C.C. rules, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Except as otherwise provided by law, the proceeds realized from the sale of any of the Shares may be applied by the Secured Party first to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Secured Party for collection and for sale and delivery of the Shares, and then to any of the Obligations in such order and manner as the Secured Party, in its sole discretion, deems advisable. If any deficiency shall arise, the Debtor shall remain liable to the Secured Party therefor.

          4.4 The proceeds of any such disposition or other action by the Secured Party shall be applied as follows:

               (a) first, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Shares or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys' fees and legal expenses;

               (b) second, to the satisfaction of the Obligations;

               (c) third, to the payment of any other amounts required by applicable law; and

               (d) fourth, to the Debtor to the extent of any surplus proceeds.

          4.5 Remedies Cumulative. All rights and remedies of the Secured Party arising under this Agreement, the Note or any other agreement with the Debtor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.

          4.6 No Forfeiture. The Secured Party may at its sole option incur reasonable expenses including attorneys' fees to protect his interest in the Shares and the Debtor shall immediately reimburse the Secured Party for any such fees and expenses.

          4.7 Share Owner Rights. Upon the occurrence of an Event of Default, immediately and without further notice, the Secured Party or its nominee shall have, with respect to the Shares, all corporate rights, privileges, options or other rights pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to vote the Shares at any annual or special meeting of the Stockholders of ITG and to give consents, waivers and ratifications with respect thereto, to sell, redeem or exchange any or all of the Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, pledge, or option pertaining to any of the Shares, and, in connection therewith, to deliver any of the Shares to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. The Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                                    ARTICLE 5
                    Representations and Warranties of Debtor

          5.1 Power and Authority. Debtor has, and has duly exercised, all requisite corporate power and authority to enter into this Agreement, to pledge the Shares for the purposes described in Article 2 hereof, to grant the proxy for the voting of the Shares as provided in Article 3 hereof and otherwise to carry out the transactions contemplated by this Agreement.

          5.2 Owner of Shares. Debtor is the legal and beneficial owner of the Shares.

          5.3 Valid and Perfected Security Interest. The pledge of the Shares pursuant to this Agreement creates a valid security interest in the Shares as security for the prompt and full satisfaction of all terms, conditions, covenants, recitals, stipulations and agreements contained in the Obligations and the Secured Party shall, upon delivery of the Shares to the Security Agent, as agent for the Secured Party, have a perfected first priority security interest in the Shares.

          5.4 No Authorization, Consent. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the pledge by the Debtor of the Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Debtor; or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Shares pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

          5.5 Valid and Binding Agreement. This Agreement constitutes a valid and binding obligation of the Debtor and is enforceable in accordance with its terms.

          5.6 The Shares. The Shares, except for the lien granted hereunder to the Secured Party, are owned by the Debtor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof.

                                    ARTICLE 6
                THE SECURED PARTY'S EXPENSES AND ATTORNEYS' FEES

          6.1 The Debtor's Liability for the Secured Party's Expenses. The Debtor shall be liable to the Secured Party for any and all reasonable sums, costs and expenses which the Secured Party may pay or incur pursuant to the provisions of this Agreement or the Note or in defending, protecting or enforcing the security interest granted herein or in enforcing payment of the Ob1igations or otherwise in connection with the provisions hereof.

                                    ARTICLE 7
                                 SECURITY AGENT

          7.1 Duties, Reliance. The Security Agent shall have no duties or obligations other than those expressly imposed on it herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between or among any of the parties hereto conflict, or are inconsistent, with any of the terms or provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. The Security Agent may rely upon any paper or other document which may be submitted to it in connection with its duties hereunder and which it believes to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof. The Security Agent shall not be liable for any act which it may do or omit to do, except in the case of its own bad faith or gross negligence.

          7.2 Resignation. The Security Agent may resign as security agent at any time upon ten days' notice to the other parties hereto. In the case of the Security Agent's resignation, its only duty shall be to hold the Shares for a period of 15 days after the effective date of such resignation, at which time
(a) if a successor security agent shall have been appointed and written notice thereof (including the name and address of such successor security agent) shall have been given to the resigning Security Agent by the other parties hereto and such successor security agent, then the resigning Security Agent shall deliver to the successor security agent the Shares or (b) if the resigning Security Agent shall not have received written notice signed by the other parties hereto and a successor security agent, then the resigning Security Agent shall promptly deliver the Shares to a successor security agent selected by the Security Agent in its reasonable discretion exercised in good faith; whereupon, in either case, the Security Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of this Section 7.2, the resigning Security Agent shall be entitled to be reimbursed by the other parties hereto for any expenses incurred in connection with its resignation or transfer of the Shares to a successor security agent.

          7.3 Indemnification. The Debtor and the Secured Part agree, jointly and severally, to defend, indemnify and hold harmless the Security Agent from and against any and all taxes, expenses (including without limitation, reasonable attorney's fees), assessments, liabilities, claims, damages, actions, suits, proceedings or other charges incurred by or assessed against the Security Agent in the performance of the Security Agent's duties hereunder, except as a result of the Security Agent's own bad faith or gross negligence. The Security Agent will send notice to each of the Secured Party and the Debtor within a reasonable time after any issue of indemnification arises. The agreement in this paragraph shall survive any termination of the Security Agent's duties hereunder.

          7.4 Arbitration. Any dispute between the parties with respect to this Agreement or any of the terms included therein and including the validity, interpretation, breach, and remedies for breach, and the enforcement of this Agreement, shall be resolved by an arbitrator in accordance with the following provisions. The arbitration shall be before a single arbitrator (the "Arbitrator") appointed upon the mutual agreement of the parties; provided, however, that in the event the parties cannot reach such agreement, each of the parties shall appoint an arbitrator and such arbitrators shall select the Arbitrator. The Arbitrator will be bound by the substantive law of the State of New York but will not be bound by the laws of evidence and procedure customary in courts of law. The arbitration shall take place in New York. The execution of this Agreement shall constitute an execution of an arbitration agreement as well.

                                    ARTICLE 8
                                  MISCELLANEOUS

          8.1 Waivers. Any failure or delay by the Secured Party to require strict performance by the Debtor of any of the provisions, warranties, terms or conditions contained herein or in the Note shall not affect the Secured Party's right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of the Secured Party, its agents, officers, stockholders or employees, but only by an instrument in writing, signed by an officer of the Secured Party and directed to the Debtor, specifying such waiver.

          8.2 Notices.

               (i) Any and all notices or other communications provided for herein shall be in writing and hand delivered against receipted copy; mailed by registered or certified mail, postage prepaid, return receipt requested; telecopied (with hard copy sent by United States mail within one (1) business day after the facsimile notice is transmitted) ; or delivered by Fed Ex or other similar overnight courier, to the following addresses:

                    (a) Any Notice to the Debtor shall be addressed to such party at its address hereinabove set forth,

                         with a copy to:

                         Rosenman & Colin LLP
                         575 Madison Avenue,
                         New York, New York 10022,

                         Attention: Robert L. Kohl, Esq.

                    (b) Any Notice to the Secured Party shall be addressed to such party at its address hereinabove set forth,

                         with a copy to:

                         Galland, Kharasch, Morse & Garfinkle,
                           P.C.
                         Canal Square
                         1054 Thirty-First Street, N.W.
                         Washington, DC 20007-4492

                         Attention: Joseph B. Hoffman, Esq.

                    (c) Any Notice to the Security Agent shall be addressed to such party at its address hereinabove set forth.

               (ii) or to such other place as the parties may designate in writing. If mailed as aforesaid, notice shall be deemed given three (3) business days after being deposited in the United States mail; if hand delivered or telecopied, notice shall be deemed given when delivered or telecopied on a business day and such hand delivery or telecopy is received before 5:00 p.m. by the addressee thereof; otherwise, such notice by hand deliver or telecopy shall be deemed given on the next succeeding business day; and if sent by overnight courier, notice shall be deemed given on the next business day after being deposited with he overnight courier service.

          8.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

          8.4 Successors and Assigns. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          8.5 Further Assurance. The Debtor shall provide the Secured Party with all such documentation and do any such act in order to perfect the Secured Party's security interest in the Shares.

          8.6 Modifications. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Debtor and the Secured Party.

          8.7 Governing Law. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state.

          8.8 Articles and Section Titles. The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

          8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                    RSL COMMUNICATIONS PLC


                                    By_________________________________
                                      Name:
                                      Title:


                                    ___________________________________
                                    CHARLES M. PILUSO


                                    FLETCHER, HEALD & HILDRETH, P.L.C.


                                    By:________________________________
                                         As Security Agent

                                    EXHIBIT A

                  INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.
                                IRREVOCABLE PROXY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint CHARLES M. PILUSO ("Piluso"), with full power of substitution, as the undersigned's attorney-in-fact and proxy and in the undersigned's name, place and stead, to vote at any regular, annual, or special meeting of the stockholders INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD., a Delaware corporation (the "Company"), held during the term of that certain Stock Pledge and Security Agreement (the "Agreement") dated the 9th day of September, 1996, between the undersigned and Piluso, that number of shares of common stock of the Company as set forth opposite the undersigned's name below, with all the powers the undersigned would possess if personally present at such meeting.

          This Proxy shall be effective only upon the occurrence of an Event of Default as defined in the Agreement.

          The undersigned hereby states and acknowledges that this Proxy is coupled with an interest, and was granted for the consideration stated in the Agreement and cannot be lawfully revoked or limited in any respect whatsoever (including the death, bankruptcy or adjudication of incompetency or insanity of either of the undersigned), except as provided in the Agreement. This Proxy shall be binding upon any transferee or assignee of any stock of the Company standing in the name of the undersigned at any time prior to the expiration date of this Proxy and constituting "Shares" as defined in the Agreement; and the sale, assignment, pledge, transfer or other disposition of such stock standing in the name of the undersigned shall not revoke or in any way limit the authority herein granted to said attorney and proxy, except as otherwise expressly provided in the Agreement.

          The undersigned hereby revokes all proxies heretofore granted by it with respect to any and all Shares (as defined in the Agreement) owned by it.

          The undersigned hereby ratifies and confirms all that said attorney and proxy or its substitute or substitutes may lawfully do or cause to be done by virtue hereof and in accordance with the provisions of the Agreement.

          By accepting and acting under this Proxy, the said proxy agrees to be bound by and to perform all the provisions of the

Agreement with respect to the performance of his functions and duties as proxy hereunder.

Dated: 9th day of September, 1996

No. of Shares: 80,238.75 or such lesser amount as is provided in accordance with
Section 2.7 of the Agreement.


                                   RSL COMMUNICATIONS PLC



                                   By:_______________________________
                                      Name:
                                      Title:

                                    EXHIBIT B

                           NEW SHAREHOLDERS AGREEMENT

          THIS NEW SHAREHOLDERS AGREEMENT (this "Agreement"), dated September 9, 1996, is made by and among CHARLES M. PILUSO ("Piluso"), residing at 129 Woodmere Boulevard, Woodmere, New York 11598, JACQUELINE and VICTORIA PILUSO, both residing at 129 Woodmere Boulevard, Woodmere, New York 11598 (the "Piluso Daughters"), RICHARD P. REBETTI, JR. ("Rebetti"), residing at 51 Midland Road, Roslyn, NY 11577, RSL COMMUNICATIONS, LTD., a Bermuda corporation, as successor in interest to RSL Communications Inc. ("Parent") , and RSL Communications PLC, a United Kingdom corporation ("PLC") (Parent and PLC are collectively referred to herein as "RSL"), with offices at 767 Fifth Avenue, Suite 4300, New York, New York 10153 (individually a "Shareholder" and collectively the "Shareholders") and INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD. ("ITG"), a Delaware corporation with offices at 169 EAB Plaza, West Tower, 8th Floor, Uniondale, New York 11556-0169.

                              W I T N E S S E T H:

         WHEREAS, ITG, the Shareholders (other than RSL and the Piluso Daughters) and Incom (UK) Ltd. ("Incom") entered into a shareholders' agreement, dated the first day of September, 1994 (the "Shareholders' Agreement") , as amended by the Amendment to Shareholders' Agreement dated as of March 10, 1995 (the "First Amendment"), and the Shareholders (other than the Piluso Daughters) and ITG entered into an Ancillary Shareholders' Agreement dated September 22, 1995 (the "Ancillary Agreement"), with respect to, among other things, the transfer or other disposition of the authorized and outstanding stock of ITG owned by the Shareholders and Incom;

         WHEREAS, Piluso has, subject to Incom's exercise of its right of first refusal pursuant to the Shareholders' Agreement, agreed to sell 106,985 shares of ITG's common stock owned by him to RSL; and

         WHEREAS, the parties hereto wish, as between and among them, to terminate the Shareholders' Agreement, First Amendment and Ancillary Agreement and enter into this Agreement, providing, among other things, for the granting of certain exchange and other rights to Piluso.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Termination of Shareholders' Agreement. First Amendment and Ancillary Agreement. Except with respect to any rights Incom may have pursuant to (i) the rights of first refusal under Section I of the Shareholders' Agreement in the event of future sales by the Shareholders (other than shares of ITG capital stock held by RSL, which are not subject to restrictions on transfer) of ITG capital stock, (ii) its "tag along rights" pursuant to Section 5 of the First Amendment, and except only as to the extent to which RSL's agreements contained in Sections 2 and 5 of the First Amendment may benefit Incom, as between and among themselves, the Shareholders hereby repeal, terminate and replace with this Agreement, the Shareholders' Agreement, the First Amendment and the Ancillary Agreement and the same shall have no force and effect as between and among ITG and the Shareholders. In addition, the Shareholders hereby waive any and all future preemptive rights which may otherwise be granted to any Shareholders pursuant to Section IX of the Shareholders' Agreement. The Shareholders hereby agree and confirm that that certain New Shareholders Agreement, dated July 1, 1996, attached as Exhibit B to that certain Promissory Note in the principal amount of $5,000,000 made by ITG in favor of RSL Communications PLC (as successor in interest to RSL Communications Limited), dated July 1, 1996, is ab initio, of no force and effect.

          2. Composition of the Board of Directors and Abolishment of Committees. Pursuant to a letter to Piluso sent by Eli Lior, the Managing Director of Incom, dated June 16, 1995 (the "Incom Letter"), Incom relinquished its rights to elect two (2) members to the Board of Directors of ITG and provided that such positions on the Board of Directors be eliminated unless the majority of the Board of Directors decided otherwise. The Board of Directors has not decided otherwise and, therefore, the two (2) Board member positions entitled to be elected by Incom were eliminated. With such elimination of Board member positions, and pursuant to the Shareholders' Agreement as amended by the First Amendment, the Board of Directors is presently to be comprised of nine (9) members, six entitled to be elected by Piluso ("Piluso Directors") and three (3) entitled to be elected by RSL (the "RSL Directors"). The parties hereto agree that of the Piluso Directors, Piluso shall nominate and elect five (5) nominees designated by RSL and Piluso shall nominate and elect the sixth Board member that Piluso is entitled to appoint pursuant to the Shareholders' Agreement as amended by the First Amendment. The parties hereto, therefore, agree to vote all their shares of capital stock of ITG for the election of a Board of Directors consisting of nine (9) persons, of whom one person shall be nominated or designated by Piluso and eight (8) persons shall be nominated or designated by RSL. Furthermore, the parties acknowledge that pursuant to the Incom Letter, Incom relinquished its rights to elect one (1) member to each of the committees described in Paragraph 3 of the First Amendment and provided that such positions be eliminated unless the majority of the Board of Directors decided otherwise. The Board of Directors has not decided otherwise, and the Shareholders agree that they shall not form, or cause to be formed, either of the committees discussed in such paragraph.

          3. Piluso, Piluso Daughters and Rebetti Anti-Dilution Rights. (a) In the event (i) RSL or its Affiliates purchase additional shares of capital stock of ITG directly from ITG or are issued additional shares of capital stock of ITG directly by ITG and/or (ii) Incom or its Affiliates are issued additional shares of capital stock as a result of Incom's anti-dilution rights triggered by such purchase by or issuance to RSL or its Affiliates, then the Shareholders hereby agree to amend the Certificate of Incorporation of ITG to provide for a class of convertible common stock and to cause ITG to issue to the Piluso Daughters and Piluso, in the aggregate, on a one-for-one exchange basis, convertible common stock of ITG, convertible at the option of the holder into such number of shares of common stock of ITG as shall, at all times until an initial public offering of RSL (the "RSL IPO") shall occur, be equal to the following: 0.0532 times the sum of the additional number of shares of capital stock of ITG so purchased by or issued to RSL or its Affiliates and any additional shares of such capital stock issued to Incom or its Affiliates as a result of such purchase or issuance, such that the Piluso Daughters and Piluso, in the aggregate, together maintain a five percent (5%) interest in ITG (not taking into account the 15,619 shares of ITG (the "Other Piluso Shares") to be transferred by Piluso to RSL pursuant to that certain Agreement and Plan of Reorganization, dated as of September 9, 1996 among PLC, Piluso and Parent) after giving effect to any shares so purchased or issued as provided in clauses (i) and (ii) above and paragraph (b) below. Notwithstanding that the Incom Issuance (as defined below) would not give rise to the rights set forth in the preceding sentence, the Shareholders further agree that, immediately following the issuance of 3,954 non-voting shares of ITG to Incom (the "Incom Issuance") pursuant to that certain Asset Purchase Agreement, dated as of August 12, 1996, between RSL COM UK Limited and Incom, the Shareholders will cause ITG to issue to the Piluso Daughters and Piluso, in the aggregate, such number of shares of common stock of ITG as shall cause Piluso and the Piluso Daughters together to own an aggregate five percent of the capital stock of ITG at such time (not taking into account the Other Piluso Shares).

               (b) In the event (i) RSL or its Affiliates purchase additional shares of capital stock of ITG directly from ITG or are issued additional shares of capital stock of ITG directly by ITG and/or (ii) Incom or its Affiliates are issued additional shares of capital stock as a result of Incom's anti-dilution rights triggered by such purchase by or issuance to RSL or its Affiliates, then the Shareholders hereby agree to amend the Certificate of Incorporation of ITG to provide for a class of convertible common stock and to cause ITG to issue to Rebetti, on a one-for-one exchange basis, convertible common stock of ITG, convertible at the option of the holder into such number of shares of common stock of ITG as shall, at all times until an RSL IPO shall occur, be equal to the following: 0.01063 times the sum of the additional number of shares of capital stock of ITG so purchased by or issued to RSL or its Affiliates and any additional shares of such capital stock issued to Incom or its Affiliates as a result of such issuance or purchase, such that Rebetti maintains a one percent (1%) interest in ITG after giving effect to any shares so purchased or issued as provided in clauses (i) and (ii) above and paragraph (a) above. Notwithstanding that the Incom Issuance would not give rise to the rights set forth in the preceding sentence, the Shareholders further agree that, immediately following the Incom Issuance, the Shareholders will cause ITG to issue to Rebetti such number of shares of common stock of ITG as shall cause Rebetti to own an aggregate one percent of the capital stock of ITG at such time.

               (c) For purposes of this Section 3, "Affiliate" shall mean with respect to any person, any other person, directly or indirectly controlling, or controlled by, or under common control with, such person.

          4. Piluso and Rebetti Exchange Rights. On the closing date of the RSL IPO, RSL will grant to each of Piluso, the Piluso Daughters and Rebetti the right to exchange all shares of common stock of ITG which Piluso, the Piluso Daughters or Rebetti, as the case may be, then own for shares of RSL common stock equal to the fair market value of Piluso's, the Piluso Daughters' and/or Rebetti's ITG common stock on that date. For purposes of this Section 4, shares of RSL common stock shall be valued at the RSL IPO price to public per share and shares of ITG common stock owned by Piluso, the Piluso Daughters and/or Rebetti shall be valued in writing by the Managing Underwriter of the RSL IPO using its best professional judgment as to the fair market value of such shares. The parties agree to cooperate in good faith to take such actions as may be reasonable to effect any exchange under this Section 4 on a tax-free basis to Piluso, the Piluso Daughters and/or Rebetti as may be permitted by applicable law.

          5. [intentionally omitted]

          6. Tap-Along and Drag-Along Rights. (a) RSL agrees that it will not sell or transfer its shares of ITG or any other securities of ITG that may now or hereafter be held or owned by it to a third party other than an Affiliate who agrees in writing to be bound by the terms hereof unless RSL first notifies Piluso, the Piluso Daughters and Rebetti in writing (the "Notice") of its intention to sell its ITG shares, as well as the proposed sale price per share. Piluso, the Piluso Daughters and Rebetti shall each have the right, within ten
(10) days of the receipt of the Notice, to elect to require the third party to purchase from them at such sale price per share specified in the Notice the same proportion of ITG shares held by each of them as the proportion of ITG shares owned by RSL that are proposed to be sold to the third party. The closing of such sale shall occur at the same time as the closing of RSL's sale of shares of ITG.

               (b) RSL further agrees that in the event substantially all of its assets are purchased by a third party and such assets purchased include RSL's shares of ITG, or in the event all of RSL's stock is purchased by a third party, RSL will ensure that such third party offers to purchase shares of ITG then held by Piluso, the Piluso Daughters and/or Rebetti at the "Purchase Price per Share" (defined in (c) below). Such Purchase Price per Share shall be payable by the third party in the same form of consideration as is paid to RSL. The closing of such sale shall occur at the same time as the closing of the purchase of substantially all the assets of RSL.

               (c) The purchase price per share of ITG stock shall be based on an appraisal, made by a qualified independent appraiser mutually selected by holders of the Series A Convertible Preferred Stock and Piluso, of all of the assets or stock sold by RSL to determine the relative value of the ITG shares included in such sale, it being understood that such value will constitute a fraction of the total purchase price paid to RSL. In the event such parties are unable to mutually agree on an appraiser, each such party shall select one (1) appraiser, and the two (2) appraisers so selected shall appoint a third appraiser whose appraisal shall govern the determination of the Purchase Price per Share. The appraised value of ITG shall be divided by the total number of shares of ITG stock then outstanding to determine the per share purchase price of the shares of ITG stock to be purchased by the third party (the "Purchase Price per Share").

               (d) Piluso, the Piluso Daughters and Rebetti agree that in the event RSL receives an offer to purchase any of its shares of capital stock of ITG from a third party other than an Affiliate of RSL (the "Third Party Offer"), which Third Party Offer is accepted by RSL, they will, if requested by such third party, sell to such third party the same proportion of the shares of capital stock of ITG owned by each of them and so offered to be purchased as the proportion of shares of capital stock of ITG owned by RSL that are proposed to be purchased, at the same time and on the same terms and conditions as are contained in the Third Party Offer.

               (e) For the purposes of this Section 6, "Affiliate" shall mean with respect to any person, any other person, directly or indirectly controlling, or controlled by, or under common control with, such person.

          7. Entire Agreement; Conflict. This Agreement embodies the entire agreement of the Stockholders with respect to their capital stock of ITG and the subject matter hereof, and supersedes, as between and among the Stockholders, and as between the Stockholders and ITG, any and all other or prior agreements or arrangements, whether written or oral, which the Stockholders may have had with respect to the subject matter hereof including, without limitation, the Shareholders' Agreement, the First Amendment and the Ancillary Agreement, which agreements shall be null and void and of no further force and effect as of the date hereof as between and among the Stockholders and as between the Stockholders and ITG. In furtherance of the foregoing and not in limitation thereof, whenever there shall exist an inconsistency between the terms of this Agreement and the terms of the Shareholders' Agreement, the First Amendment or the Ancillary Agreement, the terms of this Agreement shall prevail and any right given to Piluso in any of the Shareholders' Agreement, the First Amendment or the Ancillary Agreement and not expressly set forth herein shall be deemed terminated upon the execution of this Agreement.

          8. Captions. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning, interpretation or construction of this Agreement.

          9. Counterparts; Severability. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. To the extent any provision or part of a provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or part thereof.

          10. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

          11. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to whether New York would be the governing law under that state's principles regarding choice of law.

          12. Arbitration. Any dispute between the parties with respect to this Agreement or any of the terms included herein and including the validity, interpretation, breach, and remedies for breach, and the enforcement of this Agreement, shall be resolved by an arbitrator in accordance with the following provisions. The arbitration shall be before a single arbitrator (the "Arbitrator") appointed upon the mutual agreement of the parties; provided, however, that in the event the parties cannot reach such agreement, each of the parties shall appoint an arbitrator and such arbitrators shall select the Arbitrator. The Arbitrator will be bound by the substantive law of the State of New York but will not be bound by the laws of evidence and procedure customary in courts of law. The arbitration shall take place in New York. The execution of this Agreement shall constitute an execution of an arbitration agreement as well.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                  ____________________________________
                                  Charles M. Piluso


                                  ____________________________________
                                  Richard P. Rebetti, Jr.


                                  RSL COMMUNICATIONS, LTD.


                                  By:_________________________________
                                     Name:
                                     Title:


                                  INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.


                                  By:_________________________________
                                     Name:
                                     Title:

                                  RSL COMMUNICATIONS PLC


                                  By:_________________________________
                                     Name:
                                     Title:


                                  ____________________________________
                                  Charles M. Piluso as custodian for
                                           Jacqueline Piluso


                                  ____________________________________
                                  Charles M. Piluso as custodian for
                                           Victoria Piluso

                                                                       EXHIBIT C

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                 (As Amended and Restated as of March 10, 1995)


          This Second Amendment to Employment Agreement (this "Amendment") is made this _____ day of ________ , 1996 by and between INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD., a Delaware corporation (the "Company") with offices at 169 EAB Plaza, West Tower, Eighth Floor, Uniondale, NY 11556-0169 and CHARLES M. PILUSO, an individual residing at 129 Woodmere Boulevard, Woodmere, New York 11598 (the "Employee").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Employee entered into an Employment Agreement made as of October 25, 1994 and amended and restated as of March 10, 1995 and further amended on September 22, 1995 (the "Employment Agreement") ; and

          WHEREAS, the parties wish to amend certain provisions of the Employment Agreement as set forth below.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Employment Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Sections I and III of the Employment Agreement are amended by, in each case, deleting the term "Chief Executive Officer" therein and substituting therefor the word "President". In addition, there shall be added to the end of
Section I the following phrase (moving the period to the end of such phrase) and sentence:

          ", provided that it is understood that Employee shall resign as President, but shall remain Chairman of the Board, at such time as the Board of Directors shall appoint a successor President. Notwithstanding anything else in the Employment Agreement to the contrary, the duties of the Chairman of the Board shall only be those specified in detail from time to time by the Board of Directors of the Company (provided that such responsibilities shall be at least such that Piluso shall have opportunities to earn the bonus provided for in
          Section 7(ii) of this Second Amendment to Employment Agreement), and Employee's change in status from Chief Executive Officer to President to Chairman of the Board (no matter what the duties assigned to him by the Board of Directors of the Company, consistent with the above parenthetical phrase) shall not be deemed a diminution in status or responsibilities such as may give rise to a claim for "Good Reason" under Section VII D. of the Employment Agreement."

          2. The first multiple-word parenthetical phrase of subsection E. (7) of Section VII of the Employment Agreement is amended to read as follows:

          "(for so long as Fisher remains associated with the holders of Preferred Stock, and the common stock of RSL Communications Inc., or its successor, RSL Communications Ltd., is not publicly traded)."

          3. Section VII E.(l) shall be amended to add a new sentence following the first sentence thereof as follows:

          "If, pursuant to the provisions of Section VII A., Employee shall be terminated due to the conviction of a felony as finally determined after all appeals have been exhausted, then, effective as of such termination, the Company shall have the right to repurchase all of the Common Stock of the Company owned by Employee and all vested options owned by Employee at the Fair Market Value (as defined above) for such Common Stock and/or options in accordance with the provisions of
          Section VII.E.6 below, and all unvested options to purchase any securities of the Company owned by Employee at such time shall terminate."

          4. The fourth and fifth sentences of Section VII E.(2) shall be deleted and the following shall be substituted in lieu thereof:

         "Effective as of such termination, Employee shall have the right to require the Company to repurchase all stock and vested options owned by Employee (and all unvested options shall terminate if such unvested options have not been exercised within 60 days following Employee's termination) at Fair Market Value (as defined above) in accordance with the provisions of Section VII.E.6 below.

          5. The third and fourth sentences of Section VII E.(3) shall be deleted and the following shall be substituted in lieu thereof:

         "Effective as of such termination, Employee shall have the right to require the Company to repurchase all stock and vested options owned by Employee (and all unvested options shall terminate if such unvested options have not been exercised within 60 days following Employee's termination) at Fair Market Value (as defined above) in accordance with the provisions of Section VII.E.6 below.

          6. The first sentence of Section VII.E.6 shall be amended by adding the following phrase after the word "repurchase":

          ", or is required to repurchase pursuant to the terms hereof,"

          7. Notwithstanding the provisions of Exhibit A to the Employment Agreement, on January 15, 1997 and on each January 15 during the term of the Agreement thereafter, the Company shall pay to Employee the greater of (i) the amount determined as set forth above on Exhibit A to the Employment Agreement, or (ii) an amount equal to one percent of the purchase price of any business entity acquired by the Company in the United States (or outside the United States if the contact with such business entity was initiated solely by Employee or if the Board of Directors of the Company had requested that Employee devote business time thereto) as to which Employee has devoted any business time. The purchase price for purposes of the prior sentence shall be cash invested and committed by the Company (e.g., deferred purchase price, earn out, etc.) at the Closing.

          8. Except as specifically amended or modified herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

          9. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning, interpretation or construction of this Amendment.

          10. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. To the extent any provision or part of a provision of this Amendment is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or part thereof.

          11. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns and no other person shall have any right, benefit or obligation hereunder.

          12. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to whether New York would be the governing law under that state's principles regarding choice of law; provided, however, that in the event of a termination of the Employment Agreement, the parties shall address any claim that such termination was not valid or permitted by the terms of the Employment Agreement in accordance with the provisions set forth in Section XIX of the Employment Agreement entitled "Arbitration".

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

                                    COMPANY:

                                    INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.


                                    By: ________________________________________
                                        Name:
                                        Title:


                                    EMPLOYEE:


                                    ____________________________________________
                                                 Charles M. Piluso

                                     CONSENT

          The undersigned, an authorized officer of RSL Communications, Ltd. ("RSL"), as successor in interest to RSL Communications Inc., hereby consents on behalf of RSL, as holder of all the Series A Convertible Preferred Stock of the Company, pursuant to the requirements set forth in paragraph 8 of Article FOURTH of the Company's Certificate of Incorporation, as amended, to the execution of this Agreement.


                                    RSL COMMUNICATIONS, LTD.


                                    ____________________________________________
                                    Name:
                                    Title: